SUBSCRIPTION AGREEMENT

CLEAR SYSTEM RECYCLING, INC.

4915 Portalis Way

Anacortes, WA 98221

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of Clear System Recycling, Inc. (the “Company”) at a price of $0.05 per share (the “Subscription Price”).

Purchaser hereby confirms receipt of the Prospectus dated ____________________, and that Purchaser has had an opportunity to review.  Purchaser agrees not to rely on any written or verbal statements or representations except for those contained the Prospectus.

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO:  CLEAR SYSTEM RECYCLING, INC.

Executed this _____ day of ___________________, 2011.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser ____________________________________ Tax ID Number of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________________________	X $0.05	=	US$_______________________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

(CLEAR SYSTEM RECYCLING, INC.)

By:

Title: